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                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS
                          TO INCORPORATION BY REFERENCE



The Board of Directors
AZZ incorporated

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. ____________) pertaining to the AZZ incorporated 2001 Long-Term Incentive Plan of our report dated March 29, 2002, with respect to the consolidated financial statements and schedule of AZZ incorporated included in its Annual Report (Form 10-K) for the year ended February 28, 2002, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

Fort Worth, Texas
June 19, 2002

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